Exhibit 99.3

TEVECAP S.A.
OFFER FOR TENDERS OF US$7,008,000 AGGREGATE PRINCIPAL AMOUNT OF
UNREGISTERED 12.625% SENIOR NOTES DUE 2009
IN EXCHANGE FOR
REGISTERED 12.625% SENIOR NOTES DUE 2009

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON               , 2005 (UNLESS EXTENDED) (THE “EXPIRATION DATE”). TENDERS OF OLD NOTES MAY BE NOT WITHDRAWN AT ANY TIME; PROVIDED, HOWEVER, THAT IF THE EXCHANGE OF OLD NOTES FOR NEW NOTES AS PART OF THE EXCHANGE OFFER HAS NOT OCCURRED ON OR BEFORE               , 2005, HOLDERS OF OLD NOTES WHO HAVE TENDERED THEIR OLD NOTES IN CONNECTION WITH THE OFFER MAY WITHDRAW THEIR TENDER OF THEIR OLD NOTES AT ANY TIME THEREAFTER.

To Our Clients:

Enclosed for your consideration is a Prospectus, dated               , 2005 (as the same may be amended or supplemented from time to time, the “Prospectus”), and the related Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) of Tevecap S.A. (“Tevecap”) to exchange an aggregate principal amount of up to US$7,008,000 of its 12.625% Senior Notes due 2009 (the “New Notes”), which have been registered under the Securities Act of 1933 pursuant to a Registration Statement of which the Prospectus constitutes a part, for a like principal amount of its outstanding unregistered 12.625% Senior Notes due 2009 (the “Old Notes”) of which US$7,008,000 aggregate principal amount is outstanding upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal.

Holders of Old Notes who cannot deliver all required documents to the Exchange Agent on or prior to the Expiration Date (as defined below), or who cannot complete the procedures for book-entry transfer on a timely basis, must follow guaranteed delivery described in the Prospectus under “The Exchange—Guaranteed Delivery Procedures.”

This material is being forwarded to you as the beneficial owner of the Old Notes carried by us in your account but not registered in your name.  A TENDER OF SUCH OLD SECURITIES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on , 2005, unless extended by Tevecap. Tenders of Old Notes may be not withdrawn at any time; provided, however, that if the exchange of old notes for new notes as part of the exchange offer has not occurred on or before               , 2005, holders of old notes who have tendered their old notes in connection with the offer may withdraw their tender of their old notes at any time thereafter.

Your attention is directed to the following:

1. The Exchange Offer is for up to US$7,008,000 aggregate principal amount of Old Notes.

2. Any transfer taxes incident to the transfer of Old Notes from the holder to Tevecap will be paid by Tevecap, except as otherwise provided in Instruction 9 of the Letter of Transmittal.

3. The Exchange Offer expires at 5:00 p.m., New York City time, on, 2005 (unless extended by Tevecap).

If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES HELD BY US AND REGISTERED IN OUR NAME FOR YOUR ACCOUNT OR BENEFIT.

INSTRUCTIONS WITH RESPECT TO
THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Tevecap S.A. with respect to its Old Notes.

This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

Please tender the Old Notes held by you for my account as indicated below:

Aggregate principal amount of Old Notes

Signature(s)

Please print name(s) here

Address(es)

Area Code and Telephone Number

Tax Identification or Social Security No(s).

None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.